Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Black Raven Energy, Inc. (the “Company”) for the year ended December 31, 2010 (the “Report”), the undersigned,  who are the Chief Executive Officer and Chief Financial Officer of the Company, respectively, do each hereby certify that, to his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.

Date: April 15, 2011	/s/ Thomas E. Riley
Thomas E. Riley
Chief Executive Officer
(Principal Executive Officer)

/s/ Patrick A. Quinn
Chief Financial Officer
(Principal Financial Officer)